Exhibit 10.9

PLAZA TOWER ONE

Office Lease

BETWEEN

GPI PLAZA TOWER, LP,

A TEXAS LIMITED PARTNERSHIP,

AS LANDLORD,

AND

FLEX LEASING POWER & SERVICE LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

AS TENANT

6400 SOUTH FIDDLERS GREEN CIRCLE

GREENWOOD VILLAGE, COLORADO 80111

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

i

OFFICE LEASE

BASIC LEASE INFORMATION

1.	Date of Lease: February 19, 2018

2.	Building:

a.	Name:	PLAZA TOWER ONE
b.	Address:	6400 SOUTH FIDDLERS GREEN CIRCLE

GREENWOOD VILLAGE, CO 80111

c.	Building Rentable Area: 457,919 square feet

3.	Tenant:	Flex Leasing Power & Service LLC

4.	Premises:

a.	Suite: 900
b.	Premises Rentable Area: 7,972 square feet

5.	Basic Rent:

	Annual Rate Per	Basic
Rental	Square Foot of Premises	Monthly
Period	Rentable Area	Rent
Commencement Date
– Month 16	$31.00	$20,594.33	*

Months 17-28	$31.78	$21,109.19

Months 29-40	$32.57	$21,636.92

Months 41-52	$33.38	$22,177.84

Months 53-64	$34.22	$22,732.29

* Notwithstanding anything to the contrary contained in this Lease, Landlord agrees not to demand or collect from Tenant Basic Monthly Rent for the first four (4) months after the Commencement Date (the “Abatement Period”). If the Abatement Period ends on a day other than the first day of a calendar month, Basic Monthly Rent for the month in which the Abatement Period ends shall be prorated based on the number of days after the Abatement Period in such month and the number of days in such month. If a default beyond any applicable cure period provided for herein occurs at any time during the Term, the abated Basic Monthly Rent for the Abatement Period will be immediately due and payable. Except for such Basic Monthly Rent abatement, all of the terms and conditions of this Lease will be applicable during the Abatement Period.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

i

6.	Tenant’s Share: 1.74% (See subsection 1.1.2)

7.	Operating Base Year: The calendar year 2018

8.	Tax Base: The calendar year 2018

9.	Term: Approximately sixty-four (64) full calendar months

10.	Commencement Date: Upon Substantial Completion of the Tenant’s Improvements (as those terms are defined in Exhibit C), which is estimated to be May 1, 2018, subject to subsection 1.2.1

11.	Expiration Date: The last day of the sixty-fourth (64th) full calendar month after the Commencement Date, subject to subsection 1.2.1

12.	Permitted Use: General office use.

13.	Security Deposit: $22,732.29

14.	Guarantor: None.

15.	Addresses:

(a) Landlord: GPI Plaza Tower, LP

For Payment of RENT only:	WIRE INSTRUCTIONS FOR RENT

GPI Plaza Tower, LP
PO Box 201365	Bank Name Wells Fargo Bank, NA
Dallas, TX 75320-1365	ABA Number 121000248
Account Name Granite Properties,
Inc.
Account Number 4945061919
Reference 6400 South Fiddlers
Green Circle and Suite Number

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

	For NOTICES only:	With a copy at the same time to:

	c/o Property Management	5601 Granite Parkway, Suite 800
	Plaza Tower One	Plano, Texas 75024
	6400 South Fiddlers Green Circle,	Attention: Director of Leasing
	Suite 500	Phone: 972-731-2300
	Greenwood Village, CO 80111	Fax: 972-731-2360

(b)	Tenant: Flex Leasing Power &
Service LLC

	For Notices prior to the	For Notices from and after the
	Commencement Date:	Commencement Date:

	6400 S. Fiddler’s Green Circle	6400 S. Fiddler’s Green Circle
	Suite 450	Suite 900
	Greenwood Village, CO. 80111	Greenwood Village, CO. 80111
	Attention: Doug Baltzer	Attention: Doug Baltzer
	Phone: (720) 573-7664	Phone: (720) 573-7664
	Email:	Email:
	Doug.baltzer@flexleasingpower.com	Doug.baltzer@flexleasingpower.com

	With a copy to:	With a copy to:

	Lewis Roca Rothgerber	Lewis Roca Rothgerber
	Christie LLP	Christie LLP
	1200 17th Street, Suite 3000	1200 17th Street, Suite 3000
	Denver, CO 80202-5855	Denver, CO 80202-5855
	Attention: Joel Fry	Attention: Joel Fry
	Phone: (303) 628-9547	Phone: (303) 628-9547
	Email: jfry@lrrc.com	Email: jfry@lrrc.com

16.	Parking:

2 Reserved spaces at $75.00

per month each

21 Unreserved spaces at $55.00

per month each

23 Total spaces

(Subject to Exhibit F)

17.	Brokers: Colliers International (Robert Whittelsey and Katy Sheehy) on behalf of Landlord and JLL (Tim Bourdelais) on behalf of Tenant.

18.	Tenant’s Improvements:

Shall be constructed on a “turn-key” basis by Landlord.

(Subject to Exhibit C)

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

TABLE OF CONTENTS

FOR OFFICE LEASE

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBITS TO OFFICE LEASE

Exhibit A	Land Legal Description
Exhibit B	Premises Floor Plan
Exhibit C	Work Letter
Exhibit D	Rules and Regulations
Exhibit E	Acceptance of Premises Memorandum
Exhibit F	Parking Agreement

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

v

OFFICE LEASE

This Office Lease (this “Lease”) is made by and between GPI PLAZA TOWER, LP, a Texas limited partnership (“Landlord”), and FLEX LEASING POWER & SERVICE LLC, a Delaware limited liability company (“Tenant”). The Basic Lease Information attached hereto as pages i through iv (the “Basic Lease Information”) and all exhibits and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Lease Information.

ARTICLE 1

TERM AND POSSESSION

SECTION 1.1         LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.1.1	Lease of Premises. The Building is constructed on the land described in Exhibit A attached hereto (the “Land”) and is served by a parking garage structure (the “Garage”). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Building includes a “Tower” and a “Retail Area”. The Premises are shown as the crosshatched area on Exhibit B attached hereto. The Building, the Garage, the Land and all other improvements located thereon and appurtenances thereto are referred to collectively herein as the “Property”.

1.1.2	Rentable Area. The agreed rentable area of the Premises is stipulated to be the Premises Rentable Area, which is set forth in the Basic Lease Information. The Tenant’s Share stipulated in the Basic Lease Information has been calculated by dividing the Premises Rentable Area by the Building Rentable Area, then expressing such quotient as a percentage.

1.1.3	Term and Commencement. The Term of this Lease shall commence on the Commencement Date (as such Commencement Date may be adjusted pursuant to subsection 1.2.1 below or the Work Letter (herein so called) attached hereto as Exhibit C) and, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date (as such Expiration Date may be adjusted pursuant to subsection 1.2.1 below or the Work Letter). In the event the Commencement Date occurs on other than on the first day of the month, such partial month shall be added to the Term and the Expiration Date shall be the last day of the last month of the Term.

SECTION 1.2         COMPLETION AND DELIVERY OF PREMISES.

1.2.1	Construction of Tenant’s Improvements. The Tenant’s Improvements shall be constructed in the Premises as defined and provided in the Work Letter. Landlord will use reasonable efforts to achieve Substantial Completion (as defined in the Work Letter) of the Tenant’s Improvements by the Commencement Date provided in the Basic Lease Information. If Substantial Completion of the Tenant’s Improvements is not achieved by the Commencement Date stated in the Basic Lease Information for any reason other than Tenant Delays (as defined in the Work Letter), or force majeure (as defined in Section 15.13), Tenant’s sole and exclusive remedies shall be as follows:

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

1.2.1.1	Tenant shall be entitled to an adjustment of the Commencement Date and the Expiration Date.

1.2.1.2	If Substantial Completion of the Tenant’s Improvements does not occur on or before September 1, 2018 (as such date may be extended on a day-for-day basis for any delay caused by Tenant Delays or force majeure), then Tenant shall be entitled to a Rent credit equal to one (1) day of Basic Annual Rent and Additional Rent for each day from and including September 1, 2018 until the date of Substantial Completion of the Tenant’s Improvements, which credit shall be applied against the next payments of Basic Annual Rent and Additional Rent due and owing by Tenant.

1.2.1.3	If Substantial Completion of the Tenant’s Improvements does not occur on or before January 1, 2019 (as such date may be extended on a day-for-day basis for any delay caused by Tenant Delays or force majeure), then Tenant shall have the right to terminate this Lease by the delivery of written notice to Landlord prior to the date of Substantial Completion of the Tenant’s Improvements, time being of the essence.

1.2.2	Acceptance of Premises Memorandum. Within ten (10) days after Substantial Completion of the Tenant’s Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) in the form attached hereto as Exhibit E; provided, however, that in the event Tenant occupies the Premises for the purpose of conducting its business therefrom and fails to timely execute an Acceptance of Premises Memorandum, the Premises shall be deemed to be Substantially Complete (as defined in the Work Letter) and suitable for the Permitted Use without Tenant’s execution of an Acceptance of Premises Memorandum.

1.2.3	Occupancy of the Premises. Tenant shall have no right to occupy any portion of the Premises prior to Substantial Completion. Notwithstanding the foregoing, Tenant and Tenant’s Contractors (as defined in the Work Letter) and consultants shall have the right to enter upon the Premises up to 14 days prior to the Commencement Date with Landlord’s prior written approval, such approval not to be unreasonably withheld or delayed, to perform installation of Tenant’s telephone systems, office equipment, trade fixtures and furnishings, provided Tenant and Tenant’s Contractors and consultants shall not interfere with the construction of the Tenant’s Improvements and further provided that such entry shall be subject to all terms and conditions of this Lease other than the obligation to pay Rent.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

1.2.4	Temporary Space. Pursuant to that certain Sublease Agreement between Tenant, as subtenant, and Brightstar US, Inc., a Florida corporation, as sublandlord, dated effective as of January ___, 2015 (the “Sublease”), Tenant subleases and occupies approximately 5,078 rentable square feet of space known as Suite 450, located on the fourth (4th) floor of the Building (the “Subleased Premises”). The Sublease expires by its terms on February 27, 2018 (the “Sublease Expiration Date”). In the event the Commencement Date has not occurred by the Sublease Expiration Date, then: (a) commencing on the Sublease Expiration Date, and continuing up to and including the Commencement Date, Landlord will make available to Tenant the Subleased Premises (referred to herein as the “Temporary Space”): (b) Tenant shall accept the Temporary Space in its “as is” condition as of the Sublease Expiration Date, (c) on the Commencement Date, Tenant will surrender the Temporary Space in the condition it was delivered, ordinary wear and tear excepted, and (d) Tenant’s use of the Temporary Space will be on all the terms and conditions of the Lease, except that Tenant shall not be obligated to pay Rent for the Temporary Space.

SECTION 1.3        REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease pursuant to subsection 13.2.2 below, Tenant shall immediately deliver to Landlord the Premises in a safe, clean, neat, sanitary and operational condition, ordinary wear and tear, damage by casualty and condemnation and repairs required to be made by Landlord hereunder excepted, together with all keys and parking and access cards. At Landlord’s option, (a) all fixtures installed in the Premises shall remain therein and become the property of Landlord, and (b) all voice and data cabling and wiring installed by Tenant shall be removed at Tenant’s expense.

SECTION 1.4        HOLDING OVER. In the event Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at sufferance only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In such event, Tenant shall be subject to immediate eviction and removal and shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (each as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, which payments shall be due and payable on or before the first (1st) day of each month during any holdover period. Tenant shall also pay any actual damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for any indirect, speculative, punitive, consequential or exemplary damages. Notwithstanding the foregoing, in the event such holdover exceeds thirty (30) days, Tenant shall also pay any consequential damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for punitive or exemplary damages.

SECTION 1.5         RENEWAL OPTION.

1.5.1	If, and only if, on the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below) and on the Expiration Date, (i) Tenant is not in default under this Lease beyond any applicable notice and cure period, (ii) Tenant (or an Affiliate, as defined in Section 11.1) then occupies all of the Premises, and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant (except an Affiliate, as defined in Section 11.1), shall have and may exercise an option to renew (the “Renewal Option”) this Lease for one (1) additional term of five (5) years (the “Renewal Term”) upon substantially the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be based on “Fair Market Value” hereinafter defined. “Fair Market Value” is hereby defined to mean the then fair market value payable by new and renewing tenants having a credit standing substantially similar to that of Tenant, for premises in buildings of similar quality, size, utility and location as the Building, including any additions thereto, in buildings located within the Denver southeast suburban market and leased for a renewal term approximately equal to the Renewal Term. Fair Market Value will take into consideration adjustments for those then current leasing inducements, leasing concessions, tenant improvements allowances, and parking concessions.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

1.5.2	If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) full months but no more than twelve (12) full months prior to the Expiration Date. Landlord shall, within the next thirty (30) days, notify Tenant in writing of Landlord’s determination of Fair Market Value and Tenant shall, within the next thirty (30) days following receipt of Landlord’s determination of the Fair Market Value, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Fair Market Value or Tenant’s desire to withdraw its election to exercise the Renewal Option. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of the Fair Market Value, this Lease shall be extended as provided herein and Landlord and Tenant shall, within thirty (30) days of such acceptance enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this paragraph. If Tenant fails to timely respond to notice of Landlord’s determination of the Fair Market Value, Tenant will be deemed to have withdrawn Tenant’s election to exercise the Renewal Option and this Lease will terminate as of the Expiration Date.

1.5.3	If Tenant rejects Landlord’s determination of the Fair Market Value for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Fair Market Value, to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Fair Market Value. If they fail to agree within fifteen (15) days, then Landlord and Tenant will each appoint an arbitrator meeting the criteria below within seven (7) days after the expiration of such fifteen (15) day period. Each arbitrator shall (i) be a real estate broker licensed under the laws of the State of Colorado, (ii) have been actively and continuously engaged in leasing office space in multi-story office buildings in the southeast Denver metropolitan area for not less than the previous ten (10) years, and (iii) during the previous ten (10) years been involved in transactions which in the aggregate total more than one million (1,000,000) square feet of rentable area of office space in the Denver metropolitan area. The arbitrator(s) selected by Landlord and Tenant shall not be the real estate brokers or agents that have previously represented Landlord or Tenant. The two arbitrators thus appointed will, within seven (7) days of their mutual appointment, together appoint a third arbitrator meeting the foregoing criteria. Within ten (10) days after the last arbitrator is so appointed, Landlord and Tenant may submit to the arbitrators their respective determinations of Fair Market Value and any supporting information or analysis. The arbitrators will determine, by majority vote which of Landlord’s determination of the Fair Market Value or Tenant’s determination of the Fair Market Value is the closest to the Fair Market Value and such determination shall be the final Basic Rental Rate for the Renewal Term.

1.5.4	Landlord and Tenant will each pay all costs, fees and expenses of the respective arbitrator they appointed. Landlord and Tenant will also each pay, directly to the third arbitrator, one-half of all costs, fees and expenses of the third arbitrator.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 1.6         RIGHT OF FIRST OFFER TO LEASE. Subject to the terms of this Section 1.6 and the rights of existing tenants in the Building as of the Date of Lease, Landlord grants to Tenant a continuous right of first offer (“Right of First Offer”) to lease any additional space on the ninth (9th) floor of the Building (“ROFO Space”) that is “Available for Direct Lease” (as defined below), at the proposed economic terms determined by Landlord in its good faith determination (the “Market Terms”).

1.6.1	Available for Direct Lease. “Available for Direct Lease” shall mean vacant or not subject to any unexercised right by a third party; provided that if Tenant desires such space, Landlord will offer such space as required to trigger and resolve such third party right.

1.6.2	Space. Within twenty (20) days after Landlord’s receipt of a written request from Tenant for additional space in the Building (“Request for Space”). Landlord will notify Tenant of the availability of any ROFO Space that is currently Available for Direct Lease and any ROFO Space that Landlord anticipates may become Available for Direct Lease within six (6) months following Landlord’s receipt of the Request for Space (the “Designated ROFO Space”) including the date of availability and the Market Terms for such Designated ROFO Space (“Landlord’s Offer Notice”). Any Designated ROFO Space that is not currently Available for Direct Lease when Landlord delivers Landlord’s Offer Notice shall remain subject to availability. Landlord’s Offer Notice will contain a term that is coterminous with the Term of this Lease provided that the minimum term offered shall be at least thirty-six (36) full calendar months. Within ten (10) days after receipt of Landlord’s Offer Notice, Tenant shall notify Landlord in writing of Tenant’s intention to lease such Designated ROFO Space, which such notice, if provided, shall state that Tenant either does or does not accept the Market Terms. If Tenant does not accept the Market Terms and Tenant and Landlord are unable after good faith negotiations to agree on the Market Terms for such Designated ROFO Space within thirty (30) days thereafter, Tenant shall be deemed to have declined to lease such Designated ROFO Space. Failure of Tenant to timely respond in writing within ten (10) days after receipt of Landlord’s Offer Notice shall be deemed a refusal to lease such Designated ROFO Space. If Tenant elects to lease such Designated ROFO Space, Landlord and Tenant shall execute an amendment to this Lease which shall add such Designated ROFO Space to the Premises on the same terms and conditions for the remainder of the Term, except for the applicable Market Terms which will be as set forth in Landlord’s Offer Notice. If, however, Tenant fails to execute an amendment to this Lease for such Designated ROFO Space within thirty (30) days after receipt of the amendment from Landlord, Tenant shall thereafter have no rights hereunder with regard to such Designated ROFO Space and Tenant’s Right of First Offer shall terminate.

1.6.3	No Default. As a condition precedent to Tenant’s exercise of its Right of First Offer, Tenant shall not be in default after notice and opportunity to cure, at the time of Tenant’s Request for Space, Landlord’s Offer Notice or the date at which such Designated ROFO Space is to be delivered to Tenant. Any assignment or subletting of this Lease, or the Premises, other than to an Affiliate (as defined in Section 11.1), shall terminate Tenant’s rights under this Section 1.6.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

ARTICLE 2

RENT

SECTION 2.1         BASIC RENT. Tenant shall pay as annual rent for the Premises the product of the Premises Rentable Area times the annual rate per square foot of Premises Rentable Area shown in the Basic Lease Information (such product is herein called “Basic Annual Rent”). The Basic Annual Rent shall be payable in monthly installments equal to the applicable “Basic Monthly Rent” shown in the Basic Lease Information, and the monthly installments of Basic Annual Rent shall be due in advance, without demand, offset or deduction, commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter unless otherwise provided herein. If the Commencement Date occurs on a day other than the first day of the calendar month, the monthly installment of Basic Annual Rent for such partial month shall be prorated. Upon execution of this Lease, Tenant shall pay to Landlord an amount equal to the initial monthly installment of Rent due hereunder and such amount shall be applied to the first installment of Rent due hereunder. All payments shall be payable to Landlord and sent to the payment address or routing number provided to Tenant by Landlord. All payments shall be in the form of check or wire transfer unless otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

SECTION 2.2         ADDITIONAL RENT.

2.2.1	Definitions. For purposes of this Lease, the following definitions shall apply:

(a)	“Additional Rent” shall mean the sum of: (i) Tenant’s Share multiplied by the amount by which Operating Expenses (hereinafter defined) for such calendar year exceed the Operating Expenses for the Operating Base Year, plus (ii) Tenant’s Share multiplied by the amount by which Taxes (hereinafter defined) for such calendar year exceed Taxes for the Tax Base, plus (iii) any applicable rental, excise, sales, transaction, business activity tax or levy, imposed upon or measured by the rental required to be paid by Tenant under this Lease during the calendar year in question (“Rental Tax”).

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(b)	“Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, as reasonably determined by Landlord in accordance with sound accounting principles and all taxes thereon, including, without limitation, all costs of maintaining and managing the Building or any part thereof to be sustainable and conform with the USGBC’s LEED rating system (as the same may be modified or updated and as applicable to the Building) or such other sustainability or “green building” certification system as may be selected by Landlord from time to time (individually and collectively “Green Building Certification”). Landlord shall reasonably allocate Operating Expenses between the Tower and the Retail Area. Notwithstanding the foregoing, the term Operating Expenses shall not include:

(i)	management fees payable to the property management company managing the Property (the “Property Manager”), which Property Manager may be an affiliate of Landlord, in excess of the amounts reasonably customary in the marketplace for office buildings comparable to the Building

(ii)	legal services, if incurred:

(A)	in connection with tenant defaults, lease negotiations or procuring new tenants, or

(B)	as the result of a specific claim or action for which another tenant in the Building is obligated under its lease to pay Landlord’s legal fees; and

(iii)	any capital expenditures except for:

(A)	the cost of any improvements made to the Property by Landlord that are required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time of the Commencement Date, amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which is equal to the sum of two percent (2%) per annum plus the annual “Prime Rate” published by The Wall Street Journal in its listing of “Money Rates,” or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication reasonably selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted for under applicable law (such sum is herein called the “Amortization Rate”);

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(B)	the cost of any improvement made to the Common Areas or Service Corridors of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the applicable provisions of state laws which apply to persons with disabilities and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (such statutes, interpretations and regulations are herein collectively called the “Disability Acts”). amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the Amortization Rate;

(C)	the cost of any other equipment installed in, or capital improvement made to, the Building to the extent such equipment reduces Operating Expenses, increases energy efficiency or decreases the Building’s use of natural resources or eliminates waste of the same, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the device or equipment in question is fully installed, is equal to the Amortization Rate;

(D)	the cost of any improvements to the Building or equipment installed in or on the Building in connection with maintaining Green Building Certification, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such equipment), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the improvement is completed or the equipment installed is equal to the Amortization Rate;

(iv)	any costs or expenses associated with the leasing, marketing, solicitation, negotiation and execution of leases in the Building including without limitation promotional and advertising expenses, commissions, finders fees and referral fees, accounting, legal and other professional fees and expenses relating to the negotiation and preparation of any lease;

(v)	any costs or expenses originally incurred in connection with the initial design and construction of the Building;

(vi)	any portion of the wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) paid to full and part time personnel of Landlord or Property Manager (collectively, “Compensation Expenses”) to the extent any employee’s time is devoted to efforts unrelated to the maintenance and operation of the Building, provided that in no event shall Compensation Expenses of Property Manager which are included in Operating Expenses exceed the then prevailing market compensation expense for a full-time building manager in comparable office buildings;

(vii)	any costs or expenses incurred in connection with upgrading the Building to comply with life safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date or to comply with a tenant’s separate specific request;

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(viii)	any costs or expenses related to monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous or Toxic Materials (hereinafter defined) in the Building or on the Land;

(ix)	any costs of any service or items sold or provided to tenants or other occupants for which Landlord or Landlord’s managing agent has been or is entitled to be reimbursed by such tenants or other occupants for such service;

(x)	any costs or expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building and which do not benefit Tenant;

(xi)	any costs for the purchase of sculptures, paintings, fountains or other objects of art or the display of such items;

(xii)	any increase in Landlord’s insurance premiums caused by a specific use of another tenant;

(xiii)	any Operating Expense covered by insurance or condemnation proceeds or reimbursed pursuant to warranty or service contracts;

(xiv)	any costs or expenses incurred in connection with the renovation of space or construction of improvements for another tenant of the Building;

(xv)	overhead or profits paid to subsidiaries or affiliates of Landlord or to any party as a result of a non-competitive selection process, for management of other services to the Building, or for supplies or other materials, to the extent that the costs of such supplies or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis and are consistent with those incurred by similar buildings in the same metropolitan area in which the Building is located;

(xvi)	any fines, costs, penalties or interest resulting from Landlord’s violation of any law, rule or regulation or from the gross negligence, willful misconduct or deliberate act or omission of the Landlord or its agents, contractors, or employees;

(xvii)	any costs, fees, dues, contributions or similar political, charitable expenses; or

(xix)	costs for capital reserves of any kind.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(c)	“Taxes” shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax (other than any Rental Tax), which is imposed upon Landlord or the Property and which is attributable to rent or other revenue derived from the Property or which is imposed as a supplement to or in lieu of real estate taxes or as a means of raising government revenue to replace revenue lost because of a reduction in real estate taxes, and (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above. “Taxes” shall not include gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes, franchise, gift, transfer taxes, business license fees or taxes, or and any penalties or interest due to Landlord’s failure to pay taxes when due.

2.2.2	Gross-Up. If the Building is not 95% occupied during any calendar year or partial calendar year, including the Operating Base Year, or if Landlord is not supplying services to 95% of the total square footage of Building Rentable Area at any time during a calendar year or partial calendar year, including the Operating Base Year, Operating Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the square footage of Building Rentable Area during that calendar year; provided, however, that Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants of the Building in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord in connection with the operation of the Property. The extrapolation of Operating Expenses under this subsection 2.2.2 shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building, including, without limitation, electricity, janitorial services and management fees.

2.2.3	Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. Landlord shall use reasonable efforts to provide Tenant with written notice of Tenant’s estimated Additional Rent for the next calendar year and the amount of the monthly installment of Additional Rent due for such year by December 15 of each calendar year or as soon thereafter as is reasonably possible. Landlord shall have the right to increase Tenant’s estimated Additional Rent during any calendar year if Landlord reasonably believes Operating Expenses or Taxes have increased (or are likely to increase) during such year. Beginning on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the applicable monthly installment of Additional Rent, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(a)	This subparagraph (a) applies to each calendar year during which Additional Rent is owing except for the calendar year in which the Expiration Date or termination date of this Lease occurs. Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall pay such amount to Tenant or, at Landlord’s option, credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment. This provision shall survive the expiration or earlier termination of this Lease with respect to the calendar year in which the Expiration Date or termination date occurs.

(b)	Within ninety (90) days after the Expiration Date or termination date of this Lease or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement (the “Final Additional Rent Statement”) showing Tenant’s actual Additional Rent for the period beginning January 1 of the year in which the Expiration Date or termination date occurs and ending on the Expiration Date or termination date (such period is herein called the “Final Additional Rent Period”). Landlord shall have the right to estimate the actual Operating Expenses and Additional Rent allocable to the Final Additional Rent Period which are not determinable within such ninety (90) day period. If the aggregate of Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are more than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c)	Landlord will cause adequate books and records for Operating Expenses and Taxes and other amounts relevant to Tenant’s obligations under this Lease to be maintained in accordance with the provisions set forth herein. Unless Tenant takes written exception to any item within sixty (60) days after delivery to Tenant of an annual statement or a statement delivered for the Final Additional Rent Period, such statement shall be considered as final and accepted by Tenant. Within ten (10) business days following a request from Tenant, Landlord shall furnish written explanations to Tenant in reasonable detail for any computation made under this Lease. If Tenant questions such computation following receipt of such explanation, Tenant, within ten (10) business days following receipt of such explanation, shall give notice thereof to Landlord, and Landlord and Tenant shall, within twenty (20) business days thereafter, discuss, in good faith, such computation.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(d)	In the event the amount of Tenant’s Share of Operating Expenses increases by five percent (5%) or more over the prior year, Tenant shall have the right to perform, at Tenant’s expense, an audit of Landlord’s books and records to verify Landlord’s calculation of the actual Operating Expenses, provided that such audit shall be conducted by an unrelated, third party certified public accountant who is not a tenant in the Building, reasonably acceptable to Landlord, and not compensated on a contingent fee basis. Any such audit shall be conducted, if at all, (i) no later than one hundred twenty (120) days after delivery to Tenant of the annual statement in question, and within sixty (60) days after Landlord’s receipt of prior written notice that Tenant has decided to perform an audit, (ii) during Landlord’s normal business hours, (iii) at the place where Landlord maintains it records, and (iv) on a confidential basis. The auditor’s report reflecting the results of such audit shall properly apply the definition of “Operating Expenses” set forth in the Lease and include a certification that it was prepared in accordance with such definition of Operating Expenses. Prior to finalizing its report, Tenant’s auditor shall present its findings in draft form to Landlord for review. Landlord may discuss the findings with the auditor and offer comments, explanations and suggested changes to the report as Landlord believes appropriate. The final report of Tenant’s auditor and the determinations set forth therein (“Tenant’s Auditor’s Report”), if prepared in accordance with this subparagraph and if updated as necessary to properly incorporate Landlord’s comments, explanations and suggested changes, shall be binding on Landlord and Tenant. If Tenant’s Auditor’s Report reflects an overcharge in the total actual Operating Expenses of more than five percent (5%) in the aggregate for such audited calendar year, then Landlord shall reimburse Tenant for all actual reasonable out-of-pocket third-party costs (excluding travel costs) incurred by Tenant in connection with Tenant’s Auditor’s Report. If Tenant’s Auditor’s Report reflects that the actual Operating Expenses were overcharged or undercharged in the audited calendar year, Tenant shall, within thirty (30) days after receipt of such report, pay to Landlord the amount of any underpayment or, if applicable, Landlord shall pay to Tenant the amount of any overpayment.

SECTION 2.3      RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4      LATE CHARGES; INTEREST RATE. If any Rent under this Lease shall not be paid within five (5) days after the date such payment is due, a “Late Charge” of ten percent (10%) of the payment then overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Furthermore, any amount due from Tenant to Landlord which is not paid within ten (10) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid. Notwithstanding the foregoing, Landlord shall waive the Late Charge and interest for late payment of Rent, no more than one (1) time in any calendar year if the late payment is received within five (5) days after notice to Tenant from Landlord.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

ARTICLE 3

SECURITY DEPOSIT

If a Security Deposit is specified in the Basic Lease Information, Tenant will pay Landlord on the Date of Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. If a default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of notice from Landlord. So long as Tenant (a) is not in default beyond applicable notice and cure period at the end of the Term, (b) surrenders the Premises in accordance with the terms and provisions of this Lease, and (c) has performed an end of Term walk through with Landlord, the Security Deposit or any balance of the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date.

ARTICLE 4

OCCUPANCY AND USE

SECTION 4.1       USE OF PREMISES.

4.1.1	General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. Without limiting the foregoing, Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting Tenant’s use and occupancy of the Premises. Tenant will not do or permit anything which may disturb the quiet enjoyment of any other tenant of the Property. Tenant shall not permit the occupancy of the Premises to exceed a ratio of more than one (1) person per 250 square feet of Premises Rentable Area. Notwithstanding the foregoing, Landlord acknowledges that from time to time Tenant will have in excess of one person per 250 square feet of Premises Rentable Area due to meetings, conferences, training and similar circumstances, and Landlord agrees that such occasional use of the Premises exceeding the occupancy ratio shall not constitute a default under this Lease.

4.1.2	Landlord’s Compliance Obligation. Landlord shall comply with all laws, statutes, ordinances, orders and regulations relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.1.1) as of the Date of Lease. Landlord shall also be responsible for causing the Common Areas to be in compliance with the Disability Acts.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

4.1.3	Hazardous and Toxic Materials.

(a)	For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals (individually and collectively, “Hazardous or Toxic Materials”) under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (individually and collectively, “Environmental Laws”).

(b)	Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, and (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal. If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.1.3 or otherwise contaminate the Premises or the Property, then, at Landlord’s election, either Tenant or Landlord shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards (the “Remediation Work”). In the event Tenant performs such work, Tenant shall repair any damage to the Premises or the Property (collectively with the Remediation Work, “Tenant’s Environmental Corrective Work”) in such period of time as may be reasonable under the circumstances after written notice by Landlord. In the event Landlord performs the Tenant’s Environmental Corrective Work, within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the costs incurred by Landlord to perform such Tenant’s Environmental Corrective Work. Tenant’s obligations under this subsection 4.1.3(b) shall survive the expiration or earlier termination of this Lease.

(c)	Landlord has no current actual knowledge of the presence of, and Landlord shall not knowingly dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials that would materially and adversely affect Tenant’s access, use or occupancy of the Premises or otherwise pose any material risk or material threat to the health, safety or welfare of Tenant or any of its employees or guests.

SECTION 4.2      RULES AND REGULATIONS. Tenant will comply with all rules and regulations applying to tenants in the Building and the Garage (the “Rules and Regulations”) as may be adopted and uniformly applied from time to time by Landlord for (a) the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property, (b) the increase in energy efficiency of the Building and the Property, (c) the decrease in the use of natural resources in the Building and the Property or the waste of the same, (d) recycling of reusable items, and (e) such other goals which result in the decrease in the carbon footprint of the Building and the Property. Landlord reserves the right, without approval from Tenant, to rescind, supplement and amend any Rules and Regulations and to waive any Rules and Regulations with respect to any tenant or tenants so long as any change in the Rules and Regulations does not diminish the rights granted to Tenant in this Lease. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit D and included in Exhibit F to this Lease. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 4.3      ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises upon reasonable notice to Tenant, which notice may be oral, to inspect the Premises, to show the Premises to prospective lenders or purchasers, and to fulfill Landlord’s obligations or exercise its rights (including without limitation Landlord’s Reserved Right [as hereinafter defined]) under this Lease and, upon Landlord’s receipt of a notice of non-renewal from Tenant and in any event during the last six (6) months of the Term, to show the Premises to prospective tenants. Landlord will use commercially reasonable efforts to provide Tenant with at least twenty-four (24) hours’ prior notice of any such entry, except in the event of an emergency or in connection with providing janitorial services to the Premises, in which case no prior notice shall be required. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Landlord agrees to exercise reasonable, good faith efforts (i) to prosecute completion of any work within the Premises diligently, (ii) to minimize interference with Tenant’s use, access, occupancy and quiet enjoyment of the Premises including, without limitation, performing noisy and/or materially disruptive work such as structural work, coring, drilling and chipping after Normal Business Hours to the extent reasonably practicable in Landlord’s sole, but reasonable discretion, and (Hi) to protect Tenant’s property located in the Premises from damage. Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s furniture, file cabinets, storage lockers, vaults and safes.

SECTION 4.4      QUIET POSSESSION. Provided that no default beyond any applicable cure period provided for herein occurs and is continuing, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

SECTION 4.5     PERMITS. Landlord shall obtain the certificate of occupancy (or its equivalent), if any, required for Tenant’s occupancy of the Premises following construction of the Tenant’s Improvements. If any additional governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement is made to the Premises by Tenant, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

ARTICLE 5

UTILITIES AND SERVICES

SECTION 5.1      SERVICES TO BE PROVIDED.

Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.1.1 through 5.1.7 below. As used in this Lease, “Normal Business Hours” shall mean 6:00 A.M. to 6:00 P.M. Monday through Friday, and 7:00 A.M. to 1:00 P.M. Saturday, except for New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving Day and Christmas Day and any other national holiday observed by most businesses in the same market area as the Building.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

5.1.1	Elevator Service. Landlord shall provide automatic elevator facilities during Normal Business Hours, and shall have at least one (1) elevator available for use at all other times, except during emergencies.

5.1.2	Heat and Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size and quality to, and in the general vicinity of, the Building, with such adjustments as may be reasonably necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon reasonable advance request from Tenant, Landlord shall make available to the Premises, at Tenant’s expense, heat or air conditioning during periods in addition to Normal Business Hours. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. The current minimum charge and the hourly rate for the use of after-hours heat or air conditioning is $50.00 per hour with a two (2) hour minimum, subject to adjustment from time to time by Landlord, provided, however that the total charge for such usage shall not exceed the actual cost to Landlord, inclusive of a reasonable administrative fee.

5.1.3	Electricity.

(a)	Landlord shall furnish electrical power for heating and air-conditioning services as described in subsection 5.1.2 and for lighting, including Tenant’s lighting and office equipment as described herein. Landlord shall use commercially reasonable efforts to furnish such electrical power in a cost-effective and environmentally responsible manner using environmentally responsible equipment, fixtures and supplies. Landlord shall furnish to the Premises electrical power for Tenant’s lighting in compliance with the governing energy code. Additionally, Landlord shall furnish 120 volt power to the Premises for electrical outlets to operate Tenant’s standard office equipment and the equipment to be installed in the Premises pursuant to the Tenant’s Improvements (as defined in the Work Letter). Any additional electrical power required above 120 volts will be considered excess electrical consumption (“Excess Electrical Consumption”) and will be separately measured by submeters (“Submeters”) at Tenant’s expense (which such expense shall not be duplicative of any Operating Expenses paid for by Tenant). The actual cost of such electrical usage as measured by such Submeters (“Excess Electrical Cost”, as hereinafter defined) shall be paid by Tenant. The present rate for lighting outside of Normal Business Hours is $5.00 per hour, subject to adjustment from time to time by Landlord. In the event Tenant regularly conducts Tenant’s business outside of Normal Business Hours, Tenant shall also pay for the cost of electricity regularly consumed at the Premises for lighting used in the Premises outside of Normal Business Hours, and the cost shall be considered Excess Electrical Consumption. Landlord agrees that Tenant may operate dedicated data/server rooms within the Premises and that all electrical usage of such rooms, including supplemental air, will be separately submetered at Tenant’s expense and the electrical usage, as measured by such Submeters shall be paid by Tenant as Excess Electrical Cost. Furthermore, in the event more than one third (1/3) of the Premises Rentable Area is at any time improved with cubicles, the Tenant’s Improvements shall include the installation of a transformer and an electrical panel.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(b)	Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises (a “Consumption Survey”) or install one or more submeters (“Submeters”) to measure electrical usage within the Premises or a particular floor of the Premises. If the Consumption Survey or Submeters reflect Excess Electrical Consumption, then (i) Tenant shall be responsible for the costs of the Consumption Survey and Submeters, (ii) Tenant shall pay to Landlord, as Rent, the product of (A) the kilowatts of Excess Electrical Consumption during the period in question times (B) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed at the Property during such period (such product is herein called the “Excess Electrical Cost”), and (iii) Landlord shall have the right to install, at Tenant’s expense, permanent Submeters to measure the electrical consumption within the Premises. If Landlord installs permanent Submeters as permitted hereunder, Tenant shall, from time to time thereafter within twenty (20) days after receiving an invoice from Landlord, pay to Landlord any Excess Electrical Cost reflected by such Submeters and all costs incurred by Landlord to maintain, repair and read the Submeters.

5.1.4	Water. Landlord shall furnish cold water for drinking and cleaning and hot and cold water for lavatory and kitchen (if applicable) purposes only, at the points of supply generally provided in the Building.

5.1.5	Janitorial Services. Landlord shall provide janitorial services to the occupied portion of the Premises comparable to that provided in other offices of similar size and quality to, and in the general vicinity of, the Building.

5.1.6	Common Areas. Landlord shall perform routine maintenance in the Common Areas.

5.1.7	Bulbs and Ballasts. As necessary, Landlord shall provide bulbs and ballasts for the lighting fixtures in the Premises which are standard for the Building. Landlord shall also provide bulbs and ballasts for fixtures which are not standard for the Building (“Non-Building Standard”), provided Tenant shall pay Landlord’s standard charge therefor. All amounts due under this Section for such Non-Building Standard bulbs and ballasts shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.1.8	Access. Landlord shall provide access to the Premises 24 hours a day 7 days a week; provided access after Normal Business Hours Monday through Friday shall be limited to card-key access.

5.1.9	Security. The on-site manned security shall be during to be determined hours (but at least during Normal Business Hours of the Building). In addition, the Building will have a surveillance camera system monitored during to be determined hours and will cover all entry and exit points of the Building, including during those hours when manned security is not present. The Building will have an access control system for door hardware to restrict access to the Building after hours. Elevators will be equipped with access control card readers to restrict entry after hours and individual floors shall be isolated.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 5.2      ADDITIONAL SERVICES. In addition to the charges set forth in subsections 5.1.2 and 5.1.3(b), Landlord may impose a reasonable charge for any other services provided by Landlord by reason of any use of the services at any time other than Normal Business Hours or beyond the levels or quantities that Landlord agrees herein to furnish.

SECTION 5.3       SERVICE INTERRUPTION.

5.3.1	Service Interruption/Waiver of Landlord Liability. Landlord shall not be liable for and, except as provided in subsection 5.3.2 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, interruption of any of the foregoing services when such interruption is caused by circumstances beyond Landlord’s reasonable control, nor shall any such interruption be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such interruption or results or effects thereof.

5.3.2	Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because of any interruption of the services required under subsections 5.1.1 through 5.1.4 above as a result of Landlord’s act or omission, and provided such failure is not caused by Tenant, Tenant’s Contractors (as defined in Exhibit C or any of their respective agents or employees, and if the Premises remain unfit for occupancy and are actually unoccupied because of such failure for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive business days after written notice by Tenant to Landlord, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) business day period until such portion is again fit for occupancy.

5.3.3	Termination Right. In the event fifty percent (50%) or more of the Premises becomes unfit for occupancy because of any interruption of the services required under subsections 5.1.1 through 5.1.4 above as a result of Landlord’s act or omission, and provided such failure is not caused by Tenant, and such interruption continues for more than thirty (30) consecutive days in any one calendar year (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below), Tenant shall, as its sole and exclusive remedy, have the right to terminate this Lease by delivering written notice thereof to Landlord after such 30-consecutive day period but prior to the resumption of the interrupted services.

SECTION 5.4      TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord.

ARTICLE 6

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1      LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall, at its sole cost and expense (subject to including the costs thereof in Operating Expenses), maintain the foundation, floor and ceiling slabs, roof (including gutters, downspouts, and canopies), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts) of the Building, including the Premises (collectively the “Building Structure”), all Common Areas, Service Corridors and Service Areas (all as defined in Section 15.5). and core Building mechanical, electrical, life safety, plumbing, sprinkler systems and core HVAC systems (collectively, the “Building Systems”) and shall operate the Building in a manner comparable to similar office buildings in the area. Notwithstanding anything in this Lease to the contrary, Tenant shall be neither required nor permitted to make any repair to, modification of, or addition to the Building Structure or the Building Systems except to the extent required (and after prior written approval by Landlord using contractors approved in writing by Landlord) because of Tenant’s use of all or a portion of the Premises for other than normal and customary business office operations. Except for the elements of the Building described herein, Landlord shall not be required to maintain or repair any portion of the Premises.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 6.2       TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.2.1	Tenant’s Obligation. Tenant shall, at Tenant’s sole cost and expense, (i) maintain and keep the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances, supplemental HVAC units, data and phone cables, satellite dishes, antennas and any and all other equipment which is a part of or serves the Premises) in good repair and condition, ordinary wear and tear excepted, and (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules, and regulations.

6.2.2	Rights of Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and repair the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs and replacements, and Tenant shall pay Landlord, as additional Rent, the cost thereof plus a management fee of ten percent (10%) of such cost.

SECTION 6.3       IMPROVEMENTS AND ALTERATIONS.

6.3.1	Landlord’s Construction Obligations. Landlord’s sole construction obligations under this Lease are as set forth in Exhibit C attached hereto.

6.3.2	Alteration of Building. Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and change the arrangement and location of driveways or parking areas or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable. Landlord shall not obstruct or interrupt Tenant’s access to the Premises without providing alternative access during Normal Business Hours.

6.3.3	Alterations and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, make any alterations to, or install any equipment or machinery of any kind (other than office equipment and unattached personal property) in the Premises (all such alterations are herein collectively referred to as “Installations”). Notwithstanding the foregoing, Tenant shall be able to make non-structural, internal alterations to the Premises which do not involve the mechanical, electrical or plumbing systems of the Building and cost less than $10,000 in the aggregate without the prior consent of Landlord so long as Tenant gives Landlord prior written notice of its intent to make such alterations and the dates when such work is to be done and Tenant performs such work in compliance with all of the Building rules and regulations and insurance requirements related to construction. All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, Landlord’s insurance requirements and all rules for performing work in the Building. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans in a format acceptable to Landlord. If Landlord performs any Installations after completion of the Tenant’s Improvements (as defined in the Work Letter), Tenant shall pay Landlord, as Rent, the cost thereof plus a construction management fee of five percent (5%) of such cost; provided, however, the Construction Management Fee (as defined in the Work Letter) shall apply to the initial Tenant’s Improvements. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless prior to construction of the Installations and as a condition of Landlord’s approval thereof, Landlord requires that some or all of the Installations be removed by Tenant at Tenant’s sole cost and expense upon termination or expiration of this Lease. TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT BY TENANT’S CONTRACTORS. Landlord will have the right to periodically inspect the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

ARTICLE 7

INSURANCE AND CASUALTY

SECTION 7.1	TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING, THE GARAGE OR THE PREMISES.

(a)	Total Destruction. If the Building or the Garage should be totally destroyed by fire or other casualty or if either the Building, the Garage (or any portion thereof) or the Premises should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, the Garage or the Premises, as applicable, Landlord shall within thirty (30) days after the casualty provide written notice of its opinion to Tenant, and either Landlord or Tenant may, at its option, terminate this Lease, in which event no further Basic Annual Rent and Additional Rent shall be payable to Landlord during the unexpired portion of this Lease effective as of the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within one hundred eighty (180) days. Tenant shall exercise its termination right pursuant to this Section 7.1(a), if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

(b)	Partial Destruction; Failure to Terminate. If the Building or the Garage or the Premises should be partially destroyed by fire or other casualty or if the Building or the Garage or the Premises is completely destroyed and neither Landlord nor Tenant elects to terminate this Lease pursuant to subsection 7.1(a), then Landlord shall promptly commence (and thereafter pursue with reasonable diligence) preparation of the plans and specifications for the repair of the Building, the Garage and the Premises (including the Tenant’s Improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building, the Garage and the Premises to substantially the same condition which existed immediately prior to the occurrence of the casualty. To the extent the Tenant’s Improvements include any items required to be insured by Tenant under subsection 7.2.1(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

(c)	Limitation on Landlord’s Obligations; Abatement of Rent. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property or any other improvements (except Tenant’s Improvements to the extent set forth in subsection (b) above), which may have been placed by Tenant within the Building, the Garage or the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, however, if the casualty in question was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any.

(d)	Termination Resulting from Mortgagee’s Use of Proceeds. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building and the Garage should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

(e)	Insurance Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building, the Garage or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 7.2	TENANT’S INSURANCE.

7.2.1	Types of Coverage. From and after the date of this Lease, Tenant will carry, at its expense, the insurance set forth in paragraphs (a), (b), and (c) of this subsection.

(a)	Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to provide coverage of not less than $2,000,000.00 per occurrence and $2,000,000.00 annual aggregate, with a deductible reasonably acceptable to Landlord. This limit may be obtained through combining commercial general liability and excess umbrella policies, provided the specified coverage amounts are allocated and available for the Premises. All insurance coverage required under this subsection (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease to the extent such indemnity would be covered by commercial general liability insurance. Additionally, each such policy of insurance required under this subsection shall expressly insure Tenant and, as additional insureds, both Landlord and Property Manager.

(b)	Property Insurance. Property insurance on an all-risk basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all tenant owned fixtures, equipment and leasehold improvements, and other personal property located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the name of Tenant. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c)	Workers Compensation’ and Employer’s Liability Insurance. Worker’s compensation insurance together with employer’s liability insurance in an amount of at least $1,000,000.00.

(d)	Hired and Non-Owned Auto Liability Insurance. Hired and Non-Owned Auto Liability Insurance covering Tenant and its employees and agents in an amount of at least $500,000 per occurrence.

7.2.2	Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with an AM Best rating of A or better and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss, and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

7.2.3	Proof of Insurance. Within fifteen (15) days after the Date of Lease, but in any event prior to the Commencement Date, Tenant shall deliver to Landlord duly executed, original certificates of such insurance evidencing in-force coverage. Further, at least fifteen (15) days prior to the expiration of the policy in question, Tenant shall deliver to Landlord a duly executed, original certificate of insurance evidencing the renewal of each insurance policy required to be maintained by Tenant hereunder.

SECTION 7.3	LANDLORD’S INSURANCE.

7.3.1	Property Insurance. From and after the Date of Lease, Landlord will carry a policy or policies of all risk extended coverage insurance covering the Property (excluding property required to be insured by Tenant) endorsed to provide replacement cost coverage and providing protection against perils included within the standard Colorado form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.3.2	Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Building against claims for personal or bodily injury, or death, or property damage resulting from the negligence of the Landlord or Property Manager or their agents, occurring upon, in or about the Building to afford protection to the limit of not less than $2,000,000 per occurrence, and $2,000,000 annual aggregate. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

7.3.3	Other Requirements. Any insurance provided for in this Section 7.3 may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4      WAIVER OF SUBROGATION. LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTION 7.2.1 AND SUBSECTION 7.3.1 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subsection 7.2.1 and subsection 7.3.1 above. If a party waiving rights under this Section 7.4 is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Colorado and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such party or Property Manager or its respective insurers may have against the other party or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 7.5       TENANT’S GENERAL INDEMNITY. TENANT WILL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, “LANDLORD’S PARTIES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH, A “LANDLORD CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD OR LANDLORD’S PARTIES AND ARISE FROM OR IN CONNECTION WITH (I) THE USE OR OCCUPANCY OF THE PREMISES, (II) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PREMISES, OR (III) ANY BREACH BY TENANT OF ANY REPRESENTATION OR COVENANT IN THIS LEASE, INCLUDING WITHOUT LIMITATION, TENANT’S FAILURE TO COMPLY WITH ALL APPLICABLE LAWS. TENANT’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY OR DAMAGE OR LOSS CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY LANDLORD CLAIM WAIVED BY LANDLORD UNDER SECTION 7.4 ABOVE.

SECTION 7.6        LANDLORD’S GENERAL INDEMNITY. LANDLORD WILL DEFEND, INDEMNIFY AND HOLD HARMLESS TENANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, “TENANT’S PARTIES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEY’S FEES AND COURT COSTS (EACH, A “TENANT CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT OR TENANT’S PARTIES AND ARISE FROM OR IN CONNECTION WITH (I) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PROPERTY (OTHER THAN IN THE PREMISES), OR (II) ANY BREACH BY LANDLORD OF ANY REPRESENTATION OR COVENANT IN THIS LEASE. LANDLORD’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY OR DAMAGE OR LOSS CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY TENANT CLAIM WAIVED BY TENANT UNDER SECTION 7.4.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

ARTICLE 8

CONDEMNATION

If the Property or any portion thereof that, in Landlord’s or Tenant’s reasonable opinion, is necessary to the continued efficient or economically feasible use of the Property or the Premises shall be taken or condemned for public purposes, or sold to a condemning authority in lieu thereof, then either party may, at its option, terminate this Lease on the effective date of such taking by delivering written notice thereof to the other party on or before ten (10) days after the effective date of the taking, condemnation or sale in lieu thereof. If neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Premises Rentable Area. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation and removal of Tenant’s physical property.

ARTICLE 9

LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall defend indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with any such liens. If Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 2.4 above.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises.

ARTICLE 11

SUBLETTING AND ASSIGNING

SECTION 11.1        SUBLEASE AND ASSIGNMENT. Except as otherwise permitted herein and by Section 11.2 and Section 11.3 below, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any individual or business entity, or any combination thereof, other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Any assignment made by Tenant shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

Notwithstanding the foregoing, Tenant shall have the right at any time during the Term of this Lease, without Landlord’s consent but with prior written notice to Landlord and reimbursement of Landlord for all reasonable out of pocket expenses related to review and negotiation of any documentation required by an Affiliate (hereinafter defined) or its lender, to sublet the Premises, or any portion thereof, to any Affiliate or to assign Tenant’s interest in this Lease to any Affiliate. Other than reimbursement of Landlord for reasonable out of pocket expenses, no economic consideration shall be payable to Landlord in connection with any assignment or sublease to an Affiliate. The term “Affiliate” shall mean an entity that is either (i) a surviving corporation in the event of a merger or consolidation by Tenant (it being agreed that Tenant may engage in any such merger or consolidation whether Tenant or the other entity is the survivor) so long as such survivor owns the majority of the assets of Tenant, (ii) Tenant’s parent corporation, a wholly-owned subsidiary of Tenant or an entity controlled by or under common control with Tenant or (iii) any entity which may acquire all or substantially all of the assets, stock or shares of Tenant. Prior to any such sublease or assignment to an Affiliate, Tenant shall give Landlord notice thereof, together with information reasonably acceptable to Landlord substantiating that such sublessee or assignee is, in fact, an Affiliate as herein provided. Notwithstanding any provisions to the contrary contained in this Article 11, Tenant may not, through the use of any of its rights under this Article 11, through two (2) or more transactions, at one time or over time, whether by first assigning this Lease to an Affiliate and then merging the Affiliate into another entity or selling the stock or other ownership interests of such Affiliate or the majority of its assets or by other means, assign this Lease or any interest herein or sublease the Premises or any portion thereof, in any manner otherwise prohibited by this Article 11 or otherwise requiring consent of Landlord under this Article 11 as a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on transfers under this Article 11.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 11.2        LANDLORD’S RIGHTS. If Tenant desires to sublease any portion of the Premises or assign this Lease to a party which is not an Affiliate, Tenant shall submit to Landlord (a) in writing, the name of the proposed subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease, (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the “Required Information”). Landlord shall, within fifteen (15) business days after Landlord’s receipt of the Required Information, deliver to Tenant a written notice (a “Landlord Response”) in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not in default beyond any applicable cure period hereunder and Landlord has received all Required Information. The reasons for which Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment include but are not limited to (i) Landlord’s determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (ii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use or Section 4.1 hereof, (in) the proposed subtenant or assignee is a governmental entity, a school, a training facility, a provider of medical services or a telemarketing operation, (iv) the proposed subtenant’s or assignee’s primary business is prohibited by an non-compete clause then affecting the Building, (v) the proposed subtenant or assignee is a tenant of the Building or Landlord is currently negotiating with the proposed subtenant or assignee to become a tenant of the Building, or (vi) such subtenant or assignee does not meet the creditworthiness standards applied by Landlord generally in the selection of tenants for the Building (but taking into consideration the fact that Tenant remains liable under this Lease). In lieu of consenting to any such proposed sublease or assignment (and without regard to whether Landlord’s action is “reasonable” or “unreasonable”) Landlord shall have the right, within fifteen (15) business days after Landlord’s receipt of the Required Information to (1) suspend this Lease as to the space so affected as of the date on which the assignment or sublease was to be effective and for the duration of the proposed sublease or assignment, whereupon Tenant shall be relieved of all obligations hereunder as to such space during such suspension, but after such suspension, Tenant shall once again become liable hereunder as to the relevant space or, (2) if the proposed assignment or sublease is for the remainder of the term of this Lease, terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice to Landlord, in which event Tenant shall be relieved of any and all further obligations hereunder as to such space. In the event Landlord consents to any sublease or assignment by Tenant, Landlord shall be entitled to fifty percent (50%) of the net profits, if any (after deducting all out-of-pocket subleasing costs including the unamortized cost of any tenant improvements paid by Tenant in connection with the subleasing or assignment), from any subleasing of all or any portion of the Premises, or the assignment of all of the Premises, to an entity or person other than an Affiliate.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 11.3        LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or subtenant to make such payment of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant, Landlord may, at its option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

ARTICLE 12

TRANSFERS BY LANDLORD, SUBORDINATION AND

TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1        SALE OF THE PROPERTY. In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that the transferee expressly assumes in writing all obligations of Landlord hereunder accruing after the date of such transfer and further provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord’s transferee assumes responsibility for the Security Deposit.

SECTION 12.2        SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate (i) to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default beyond any applicable cure period under any provision of this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises, attorn to and recognize such purchaser, assignee or lessor as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such mortgagee, trustee, lessor, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2. In the event Tenant requests a subordination, non-disturbance and attornment agreement from any mortgagee, trustee, lessor, purchaser or assignee of Landlord, Tenant shall pay all legal fees and expenses incurred by Landlord in connection therewith, including any legal and other fees and expenses charged by Landlord’s mortgagee, trustee, lessor, purchaser or assignee.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 12.3        TENANT’S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, deliver an estoppel certificate within ten (10) days after a request therefor, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended; Tenant is not aware that Landlord is in default or that Landlord has failed to fully perform all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue or inaccurate, Tenant shall with specificity state the reason why such statement is untrue or inaccurate.

ARTICLE 13

DEFAULT

SECTION 13.1        DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.1.1 through 13.1.4 shall constitute a default by Tenant under this Lease.

13.1.1	Failure to Pay Rent. With respect to the first payment of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make such payment to Landlord within five (5) business days after Landlord gives Tenant written notice specifying that the payment was not made when due; with respect to any other payment of Rent during any twelve (12) month period, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.1.2	Failure to Perform Other Obligations. Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure, provided that if such failure by its nature cannot be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully cures the failure within ninety (90) days after Landlord gives such written notice to Tenant.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

13.1.3	Repeated Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be governed by subsection 13.1.1 above), no notice being required for any such third failure.

13.1.4	Bankruptcy, Insolvency, Etc. Tenant or any Guarantor (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (iv) files a petition for relief, or is the subject of an order for relief, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”) or a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; or any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; provided, however, no action described in this subsection 13.1.4 shall constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

SECTION 13.2	REMEDIES OF LANDLORD.

13.2.1	Termination of Lease. Upon the occurrence of a default beyond any applicable cure period by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including with limitation, accrued Rent to the date of termination and Late Charges, plus (a) interest thereon at the rate established under Section 2.4 above from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, (b) the unamortized cost of (i) the Tenant’s Improvements, (ii) brokers’ fees and commissions, (iii) attorneys’ fees, (iv) moving allowances, (v) equipment allowances and (vi) any other costs incurred by Landlord in connection with making or executing this Lease, (c) the cost of recovering the Premises, and (d) the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant).

13.2.2	Repossession and Re-Entry. Upon the occurrence of a default beyond any applicable cure period by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate) without terminating this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.2.2, (i) Landlord shall have no obligation to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises, and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, subject to any obligation to mitigate damages imposed by applicable law. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions (in such order as Landlord shall designate) and third, to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such termination is also given to Tenant pursuant to subsection 13.2.1 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

13.2.3	Cure of Default. Upon the occurrence of a default beyond any applicable cure period by Tenant hereunder, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.2.4	Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.2.2 or 13.2.3 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.2.2 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord all Rent which is required to be paid by Tenant.

13.2.5	Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

13.2.6	Mitigation of Damages. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.2.1 or 13.2.2 or otherwise, it is understood and agreed that:

(a)	Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b)	Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(c)	Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d)	Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to prospective tenant.

(e)	Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time no one can reasonably expect Landlord to collect anything from reletting.

SECTION 13.3         DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant gives written notice to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant stating that (a) Landlord is in breach of this Lease and (b) describing the breach with specificity, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within such thirty (30) day period and is thereafter diligently pursued until cured.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 13.4         LANDLORD’S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided. Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind which (a) are caused by (i) tenants or any persons either in the Premises or elsewhere in the Building (unless occurring in the Common Areas and caused by Landlord’s negligence), (ii) occupants of property adjacent to the Building or Common Areas, (iii) the public, or (iv) the construction of any private, public or quasi-public work, or (b) are caused by any theft or burglary at the Premises or the Property.

SECTION 13.5          CONSEQUENTIAL DAMAGES. In no event shall either party by liable to the other party for consequential or special damages by reason of a failure to perform (or a default) by such party hereunder or otherwise, except as set forth in Section 1.4 above.

ARTICLE 14

NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery (b) expedited delivery service, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, (d) electronic mail or facsimile, with proof of delivery on a business day and addressed as set forth in the Basic Lease Information or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, mail or electronic mail, as of the date of first attempted delivery at the address and in the manner provided herein. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.1         BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2         SIGNAGE. Landlord shall maintain a tenant directory in the main Building lobby, and shall provide Tenant identification in such directory, setting forth Tenant’s name and location. Tenant shall not otherwise inscribe, paint, affix, or display any signs, advertisements or notices on or in the Building or the Premises, except for such tenant identification information approved in advance by Landlord and installed adjacent to the access door or doors to the Premises. Tenant may also install its standard signage within the Premises so long as such signage is not visible from the Common Areas. Landlord will provide a building standard sign plaque at the main entry to the Premises at Landlord’s sole cost and expense. Landlord may reasonably withhold approval of any Tenant sign if necessary, in Landlord’s reasonable discretion, to preserve aesthetic standards for the Building. All signs permitted hereunder shall constitute Installations and shall be subject to the provisions of subsection 6.3.3, including without limitation Landlord’s rights under such subsection to perform and charge for the work necessary to complete Installations.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 15.3         NO WAIVER. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No waiver by Landlord or Tenant of any breach by the other party shall be deemed a waiver of any subsequent breach of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a future waiver thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4          APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

SECTION 15.5         COMMON AREAS. “Common Areas” shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, any conference centers, fitness centers (subject to any written indemnification or waiver agreements required by Landlord from any users of such fitness centers), tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of Landlord and Property Manager. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 15.6          SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7         BROKERS. Tenant and Landlord each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Brokers identified in the Basic Lease Information, and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Landlord and Tenant each agrees to defend, indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any other broker or agent not so named and claiming to be entitled to a commission by, through or under such party. Landlord has agreed to pay the fees of Landlord’s Broker and Tenant’s Broker strictly in accordance with and subject to the terms and conditions of separate written commission agreements.

SECTION 15.8          SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9          EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10      TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day.

SECTION 15.11      DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.12       AUTHORITY. Landlord and Tenant and each person signing this Lease on behalf of such party represents to the other party as follows: Such party, if a corporation, limited liability company, limited partnership, limited liability partnership or partnership is duly formed and validly existing under the laws of the state of its formation and is duly qualified to do business in the State of Colorado. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Landlord or Tenant is authorized to do so. The foregoing representation in this Section 15.12 shall also apply to any corporation, limited liability company, limited partnership, limited liability partnership or partnership which is a general partner or joint venturer of Tenant.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 15.13       FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14       NO RECORDING. This Lease shall not be recorded.

SECTION 15.15       PARKING. Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16       ATTORNEYS’ FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17       SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18      RELOCATION OF PREMISES. Landlord may, upon ninety (90) days prior written notice to Tenant (the “Relocation Notice”), relocate the Premises to any other premises within the Building (hereinafter referred to as the “Relocated Premises”), provided that each of the following conditions are satisfied:

15.18.1	The Relocated Premises (a) are substantially the same size as the Premises; (b) have substantially the same configuration and leasehold improvements as the Premises; and (c) have substantially the same view as the Premises;

15.18.2	Landlord shall pay all out-of-pocket expenses incurred by Tenant in connection with any such relocation, including all costs of changes in signs, stationery costs, moving costs, reinstallation of telephone and computer equipment, wiring and cabling, and the expense of furnishing the Relocated Premises with substantially the same type and quality of leasehold improvements as the Premises; and

15.18.3	Such relocation shall be accomplished in a manner that will minimize the disruption to Tenant’s business.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions thereof, except that the Relocated Premises shall be substituted for the original Premises and if the Relocated Premises are smaller than the Premises, the Base Rent and Tenant’s Share shall be proportionately reduced as of the date on which Tenant surrenders the Premises; provided, that there shall be no increase to the Base Rent and Tenant’s Share if the Relocated Premises is larger than the original Premises. If Tenant shall not desire to so relocate, then within twenty (20) days after Landlord sends the Relocation Notice to Tenant, Tenant shall notify Landlord that Tenant does not desire to relocate (the “Tenant’s Response”), and either Landlord or Tenant may, but shall have no obligation to, terminate this Lease effective ninety (90) days after the date of the Relocation Notice by delivering written notice of termination to the other party within ten (10) days after Landlord’s receipt of the Tenant’s Response. If neither party timely delivers notice of termination after Landlord’s receipt of the Tenant’s Response, then the parties shall be deemed to have waived their respective rights to terminate this Lease pursuant to this Section 15.18, and Tenant shall be obligated to relocate to the Relocated Premises in accordance with the Relocation Notice and the other terms and provisions of this Section 15.18. There shall be no abatement of any Rent or other sums payable hereunder on account of Tenant’s relocation or any inconvenience or business loss caused to Tenant thereby so long as Landlord complies with all of the terms and provisions of this Section 15.18.

SECTION 15.19       CONFIDENTIALITY. Tenant and Landlord acknowledge that the terms and conditions of the Lease are to remain confidential for Landlord’s benefit and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease if required by Law or court order, in connection with a dispute between Landlord and Tenant, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of the Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

SECTION 15.20       FINANCIAL STATEMENTS. Tenant warrants and represents that all of the financial statements provided to Landlord prior to the Date of Lease are true, correct and complete in all respects and fairly and accurately present the financial position of Tenant. During the Term of this Lease, Tenant shall, within fifteen (15) days after receipt of a written request therefor, deliver to Landlord, a current balance sheet and (as applicable) related statements of income, cash flow, retained earnings, and contingent liabilities showing the financial position and results of operations of Tenant (collectively referred to as “Financial Information”). The Financial Information shall be in form, scope and detail reasonably satisfactory to Landlord and shall be certified by an authorized representative of Tenant that the financial statements fairly and accurately present the financial position of Tenant. Except in connection with a proposed financing or sale of the Property and as otherwise provided herein, Landlord may request the Financial Information from Tenant no more than one (1) time in any twelve (12) month period. Notwithstanding the foregoing, Landlord may request the Financial Information upon each occurrence of any of the events described in subsections 13.1.1 through 13.1.4. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. Failure of Tenant to timely deliver its Financial Information in accordance with the provisions of this Section 15.20 shall be deemed to be a default under this Lease.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

SECTION 15.21       PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents to Landlord: (i) that neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it, nor any of its officers, directors or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other Laws, (ii) that Tenant’s activities do not violate the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or the regulations or orders promulgated thereunder, as they may be amended from time to time, or other anti-money laundering Laws (the “Anti-Money Laundering Laws”), and (iii) that throughout the Term of this Lease Tenant shall comply with the Executive Order and with the Anti-Money Laundering Laws.

SECTION 15.22       DIGITAL RECORDS. Landlord and Tenant agree to accept a digital image of this Lease, as executed in counterparts, as a true and correct original and admissible for the purposes of state law, Federal Rule of Evidence 1002, and like statutes and regulations.

SECTION 15.23       ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their respective successors in interest.

[SIGNATURE PAGE FOLLOWS]

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

GPI PLAZA TOWER, LP,
a Texas limited partnership

		By:	Granite Properties, Inc.,
a Delaware corporation
its general partner

Date:	2/19/18	By:	/s/ Stephanie T. Lawrence
Stephanie T. Lawrence
Senior Managing Director

TENANT:

FLEX LEASING POWER & SERVICE LLC,
a Delaware limited liability company

Date:	2/16/18	By:	/s/ Doug Beltzer
		Name:	Doug Beltzer
		Title:	President

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:

Lot 4, Block 3,

GREENWOOD PLAZA SOUTH FILING NO. 1,

Less and Except those portions conveyed to the State of Colorado, Department of Transportation in Warranty Deeds recorded December 20, 2001 at Reception No. B1220860 and October 15, 2003 at Reception No. B3225671, County of Arapahoe, State of Colorado.

Parcel 2:

A non-exclusive easement for a tunnel road over a portion of Lot 1, Block 4, Greenwood Plaza South Filing No.1, as set forth in instrument recorded October 25, 1984 in Book 4292 at Page 302, County of Arapahoe, State of Colorado.

Parcel 3:

A non-exclusive easement for an underpass under the South Yosemite Street Overpass, as set forth in instrument recorded November 16, 1984 in Book 4309 at Page 230, County of Arapahoe, State of Colorado.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT B

PREMISES FLOOR PLAN

(Premises crosshatched below and not to scale)

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT C

WORK LETTER

1.            Plans.

1.1       Space Plan. Landlord-and Tenant have agreed that the Premises will be improved in accordance with the plans and specifications, including without limitation the Space Plan and related Notes dated November 13, 2017, attached hereto as Schedule C-1 (herein referred to as the “Space Plan”) approved and initialed by Landlord and Tenant.

1.2       Design and Color Scheme. Within seven (7) business days after the execution of this Lease by Tenant and Landlord, Tenant’s representatives shall meet with Landlord’s space planner, at Landlord’s expense to arrive at an acceptable Building Standard design of and color scheme for the Premises (such design and color scheme, when approved by Landlord and Tenant, the “Design and Color Scheme”). For purposes hereof, the term “Building Standard” (herein so called) shall mean certain component elements utilized in the design and construction of improvements in the Building that have been pre-selected by Landlord to ensure a minimum quality and appearance throughout the Building (which elements include as per the Space Plan, but are not limited to, ceiling systems, including ceiling grid, doors, hardware, window coverings, lights and light fixtures, HVAC components, electrical and plumbing systems). The Design and Color Scheme shall, in Landlord’s sole judgment, conform to the design criteria from time to time established by Landlord for the Building. Each day thereafter that the Design and Color Scheme not approved by Tenant shall constitute one (1) day of Tenant Delay.

1.3       Compliance with Disability Acts. Tenant shall promptly provide Landlord and Landlord’s space planner and/or architect, as applicable, with all information needed to cause the construction of the Tenant’s Improvements to be completed such that Tenant, the Premises and the Tenant’s Improvements (as constructed) will be in compliance with the Disability Acts.

1.4       Construction Plans. Within seven (7) business days after approval of the Design and Color Scheme by Landlord and Tenant, Landlord’s space planner and engineer will meet to prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, the “Construction Plans”) for all of the improvements to the Premises (individually and collectively, the “Tenant’s Improvements”) described in the Space Plan, the Design and Color Scheme, including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building Standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after the Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and, if disapproved, Tenant shall provide Landlord and Landlord’s space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the Construction Plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans. Each day thereafter that the Construction Plans are not approved by Tenant shall constitute one (1) day of Tenant Delay. Tenant’s Improvements shall not include any of Tenant’s trade fixtures, equipment, furniture, furnishings, telephone and data equipment or other personal property.

1.5       Changes to Approved Plans. If any redrawing or re-drafting of any of the Space Plan, the Design and Color Scheme or the Construction Plans is necessitated by Tenant’s requested changes (all of which shall be subject to Landlord’s approval), the expense of any such re-drawing or re-drafting and the expense of any work and improvements necessitated by such re-drawing or re-drafting are collectively defined as “Change Orders” hereunder and will be charged to Tenant, and any delay will be a Tenant Delay. The cost of all (a) Change Orders; (b) any alternate selections on the Space Plan that are selected by Tenant (“Alternate Selections”), and (c) any construction management fees associated with such Change Orders or Alternate Selections, are collectively referred to as “Excess Costs,” and shall be paid by Tenant pursuant to Section 2 below.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

1.6       Coordination of Planners and Designers. If Tenant shall arrange for interior design services or services above the scope of work referenced in 1.4 above, whether with Landlord’s space planner or any other planner or designer, it shall be Tenant’s responsibility to cause necessary coordination of its agents’ efforts with Landlord’s agents to ensure that no delays are caused to either the planning or construction of the Tenant’s Improvements.

2.            Construction and Costs of the Tenant’s Improvements

2.1       Construction Obligation and Cost of Tenant’s Improvements. Landlord shall construct the Tenant’s Improvements at its sole cost and expense, except for Excess Costs. Tenant shall bear the cost of any Excess Costs.

2.2       Excess Costs. Landlord will, prior to the commencement of construction of Tenant’s Improvements, advise Tenant of the Excess Costs, if any. Tenant shall have three (3) business days from and after the receipt of such advice within which to approve or disapprove the Excess Costs. If Tenant fails to approve same by the expiration of the third (3rd) such business day, then Tenant shall be deemed to have approved the proposed Excess Costs. If Tenant disapproves the Excess Costs within such three (3) business day period, then Tenant shall reduce the scope of the Tenant’s Improvements such that there shall be no Excess Costs. Subject to the last sentence of this subsection, the foregoing process shall continue until the Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Construction Plans and Excess Costs for the construction of the Tenant’s Improvements in writing prior to the commencement of construction.

2.3       Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. The terms of Article 9 of the Lease shall apply to any such liens.

2.4       Construction Deposit. Tenant shall remit to Landlord an amount (the “Prepayment”) equal to the projected Excess Costs, if any, prior to commencement of construction by Landlord and commencement of work required by each change order involving Excess Costs-during the construction period. Should Tenant fail to timely make a Prepayment or pay any Excess Costs, Landlord shall have the right to suspend construction and each day of delay shall be a Tenant Delay. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease~~.~~, including without limitation, Late Charges.

3.            Delays. Each delay in the completion of construction of the Tenant’s Improvements or in obtaining a certificate of occupancy or a final inspection, if required by the applicable governmental authority, caused by Tenant, Tenant’s Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant’s Contractors shall constitute a “Tenant Delay” (herein so called). In the event that the Tenant’s Improvements are not Substantially Complete (hereinafter defined) by the Commencement Date set forth in the Basic Lease Information, then the Commencement Date shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date set forth in the Basic Lease Information shall be adjusted forward by the same number of days as is the Commencement Date, so that the Term of the Lease will be the Term set forth in the Basic Lease Information. The Adjusted Substantial Completion Date shall be the date the Tenant’s Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delay, if any. The foregoing adjustments in the Commencement Date and the Expiration Date, along with the other remedies described in Section 1.2 of the Lease, shall be Tenant’s sole and exclusive remedy in the event the Tenant’s Improvements are not Substantially Complete by the Commencement Date set forth in the Basic Lease Information.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

4.            Substantial Completion and Punch List. The terms “Substantial Completion” and “Substantially Complete” as applicable, shall mean when the Tenant’s Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in the Basic Lease Information). When Landlord considers the Tenant’s Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of the Tenant’s Improvements (collectively, the “Punch List Items”). Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on the Punch List Items. Landlord will use reasonable efforts to cause the contractor to complete all Punch List Items within thirty (30) days after Landlord’s and Tenant’s agreement thereon.

5.            Tenant’s Contractors and Vendors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, or to install furniture, fixtures and equipment and data cabling/phones, Landlord shall permit such entry upon two (2) weeks prior to the anticipated Commencement Date, and subject to, the following terms and conditions:

(a)       Tenant shall use only such contractors and or vendors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

(b)       Tenant, its contractors, vendors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, “Tenant’s Contractors”), shall work in harmony with and shall not in any way disturb or interfere with Landlord’s space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”) or other tenants in the Building, it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors or other tenants, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; and

(c)       Tenant, Tenant’s Contractors and other agents shall provide Landlord sufficient evidence that each is covered under Worker’s Compensation, and Commercial General Liability Insurance of $5,000,000 per occurrence for Tenant’s Contractors which are involved in the actual construction of improvements or the installation of fixtures within the Premises or Worker’s Compensation and Commercial General Liability Insurance of $2,000,000 per occurrence for Tenant’s Contractors which are involved in the installation of furnishings and equipment, including, without limitation, cabling, carpeting, and window treatments, in the Premises, together with such property insurance as Landlord may reasonably request for its protection. General Liability Insurance shall include coverage for ongoing and completed construction. Tenant’s Contractors will name Landlord and Property Manager as additional insureds on commercial general liability and property insurance policies. All liability policies will be primary and non-contributory and contain waivers of subrogation in favor of Landlord. Workers Compensation policy shall contain a waiver of subrogation in favor of Landlord.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE TO ANY OF TENANT’S INSTALLATIONS OR DECORATIONS MADE PRIOR TO THE COMMENCEMENT DATE AND NOT INSTALLED BY LANDLORD. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD’S CONTRACTORS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, LIABILITIES AND CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH WORK PERFORMED IN THE PREMISES BY OR ON BEHALF OF TENANT (BUT EXCLUDING WORK PERFORMED BY LANDLORD OR LANDLORD’S CONTRACTORS). LANDLORD IS NOT RESPONSIBLE FOR THE FUNCTION AND MAINTENANCE OF THE TENANT’S IMPROVEMENTS WHICH ARE DIFFERENT FROM THE BUILDING STANDARD IMPROVEMENTS AT THE PROPERTY OR IMPROVEMENTS, EQUIPMENT, CABINETS OR FIXTURES NOT INSTALLED BY LANDLORD. SUCH ENTRY BY TENANT AND TENANT’S CONTRACTORS PURSUANT TO THIS SECTION 5 SHALL BE DEEMED TO BE UNDER ALL OF THE TERMS, COVENANTS, PROVISIONS AND CONDITIONS OF THE LEASE EXCEPT THE COVENANT TO PAY RENT.

6.            Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD’S REPRESENTATIVE:

NAME	Richard Vannatta, Granite Properties
ADDRESS	6400 South Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111
PHONE	303-804-4715
E-MAIL:	rvannatta@graniteprop.com

TENANT’S REPRESENTATIVE:

NAME	Doug Baltzer
ADDRESS	6400 S. Fiddler’s Green Circle, Suite 450
Greenwood Village, CO 80111
PHONE	(720)573-7664
E-MAIL:	Doug.baltzer@flexleasingpower.com

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

Schedule C-1

Space Plan

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT D

RULES AND REGULATIONS

1.       The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators of the Property shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant for any purpose other than pedestrian ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2.       No freight, furniture or bulky matter of any description will be received into the Property or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3.       Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Property by reason of a safe or any other article of Tenant’s office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

4.       Only persons authorized by Landlord will be permitted to furnish drinking water, barbering, shoe shining, janitorial services, and other similar services and concessions to Tenant, and only at hours and in compliance with security requirements established by Landlord.

5.       Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time leave, place or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors, stairways or passageways of the Property.

6.       Landlord shall have the right to prohibit any advertising by Tenant which includes the picture, name or address of the Property and which, in Landlord’s opinion, tends to impair the reputation of the Property or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7.       Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Property except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the Building’s standard prescribed by Landlord. No trademark shall be displayed in any event.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

8.       Canvassing, soliciting or peddling in the Building or Property is prohibited, and Tenant shall cooperate to prevent same.

9.       Landlord shall have the right to exclude any person from the Property other than during customary business hours as set forth in the Lease, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Property of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Property and property or persons therein.

10.     Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings equipment or any other physical portion of the Building.

11.     Tenant shall not do any cooking (other than warming in a microwave oven) or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others. Tenant may, however, operate a coffee bar by and for its employees. Tenant shall not install or permit to be installed any vending machines in the Premises.

12.     Tenant shall not bring or permit to be brought or kept in or on the Premises or the Property any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Property.

13.     Except for the installation of pictures and standard office equipment and decoration within the Premises, Tenant shall not mark, paint, drill into, or in any way deface any part of the Property or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except as otherwise provided herein or with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

14.       No additional locks or bolts of any kind shall be placed on any door in the Property or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, at Tenant’s request and at Tenant’s expense, provide additional duplicate keys. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use. Landlord agrees to furnish to Tenant, at Landlord’s expense, two (2) CardKeys for access to the Building during such times as the Building is not open to the public. Upon written request from Tenant, or other parties authorized by Tenant, Landlord will furnish additional CardKeys to Tenant at Tenant’s expense. Should any CardKeys be lost or stolen, Tenant will immediately notify Landlord and Landlord will issue replacement CardKeys with a different computer code number. Such replacement CardKeys will be at Tenant’s expense.

15.       Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Property or of defects therein or in any fixtures or equipment, or of any known emergency in the Property.

16.       Tenant shall not use the Premises or permit the Premises to be used for photographic or other forms of reproductions, except in connection with its own business and not as a service for others without Landlord’s prior permission.

17.       Tenant shall not use or permit any portion of the Premises to be used as an office for a public word processor, a printer, the sale of liquor or tobacco, a barber, a hair salon, a manicure shop, an employment bureau, a labor union office, a doctor’s or dentist’s office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

18.       Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location on the Property.

19.       The requirements of Tenant will be attended to only after notice to Landlord at the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20.       Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Property or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Property shall be placed and maintained by Tenant, at Tenant’s expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

21.      No awning, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22.     Tenant shall not place, install or operate within the Premises or any other part of the Property any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23.      No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

24.      Tenant shall at all times keep the Premises neat and orderly.

25.      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who or whose employees or invitees shall have caused it.

26.      Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Property.

27.      Tenant shall use no other method of heating or cooling than that supplied by Landlord.

28.     Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Property grounds and surrounding areas.

29.      Except for service animals, no animals, birds or fish shall be brought to or kept in or about the Property.

30.      Smoking of any kind (cigarette, pipe, etc.) is strictly prohibited within the Premises, Building, Common Areas (to include, but not limited to, lobbies, corridors, restrooms, elevators, stairwells, and the Garage) and any other areas not specifically designated as a Smoking Area by Landlord. Tenant hereby agrees that violation of this smoking prohibition by Tenant, Tenant’s employees, agents, visitors or invitees (individually and collectively, “Tenant Party”) shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00.) for the first violation by a Tenant Party and Two Hundred Fifty and No/100 Dollars ($250.00) for each subsequent violation by a Tenant Party, whether or not the violation involves the same Tenant Party or a different Tenant Party. Use of any electronic cigarette, electronic vaping device, personal vaporizer (PV), digital vapor device or electronic nicotine delivery system (ENDS) is prohibited in the Building or around the entries to the Building. Users of these devices should be directed to the designated smoking area. Repeated violations of this rule shall, at Landlord’s discretion, constitute a default under this Lease.

31.      Landlord shall have the right to install such devices within the Premises and elsewhere in the Building and on the Property as Landlord deems advisable to decrease consumption of utilities and waste on the Property, and Tenant shall cooperate with Landlord in the installation and use thereof. Landlord may establish such recycling programs as it deems advisable in its sole discretion, and guidelines for the same. Landlord may forbid or restrict the use of certain supplies by Tenant if alternatives are readily available at a comparable cost which are more readily recyclable or otherwise reduce the carbon footprint of the Property. Tenant shall ensure that all occupants of the Premises diligently observe the recycling program and the guidelines for the same as well as reasonable restrictions on the use of certain supplies. Landlord reserves the right to impose penalties on Tenant for the repeated failure of any occupant of the Premises to participate in the recycling program and observe the guidelines for the same or the repeated use of restricted supplies.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the “Lease”) dated the                      day of                                    , 20             between                                                           (“Landlord”) and                                                               (“Tenant”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at                                                                               (the “Building”). Landlord and Tenant hereby agree that:

1.	Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2.	The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and, except for the Punch List Items, the Tenant’s Improvements are satisfactory in all respects, and are suitable for the Permitted Use.

3.	The Commencement Date of the Lease is the day of , 20 . If the date the Commencement Date set forth in the Base Lease Information is different from the date set forth in the preceding sentence, then the Basic Lease Information is hereby amended to be the Commencement Date set forth in the preceding sentence.

4.	The Expiration Date of the Lease is the day of , 20 . If the date set forth in the Base Information Page of the Lease is different from the date set forth in the preceding sentence, then the Expiration Date set forth in the Basic Lease Information is hereby amended to be the Expiration Date set forth in the preceding sentence.

5.	Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6.	All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

Agreed and Executed this                 day of                          , 20     .

LANDLORD:

By:	, its

By:
Name:
Title:

TENANT:

By:
Name:
Title:

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

EXHIBIT F

PARKING AGREEMENT

1.          Throughout the Term of this Lease, Tenant shall lease from Landlord twenty-three (23) parking permits in the Garage. Of these, two (2) shall be reserved parking permits and twenty-one (21) shall be unreserved parking permits, and each of which parking permits shall be leased for the entirety of the Term.

2.          For each such parking permit. Tenant shall pay the Landlord or its agent, the prevailing market rate posted by Landlord from time to time during the term of the Lease (the “Parking Rent”). The current monthly rate is $75.00 per month plus taxes, if applicable, for each reserved parking permit and $55.00 per month for each unreserved parking permit plus taxes, if applicable, in the Garage. Notwithstanding the foregoing, Landlord agrees not to demand or collect from Tenant the Parking Rent for the parking permits for the first twenty-four (24) months after the Commencement Date (the “Parking Abatement Period”). If the Parking Abatement Period ends on a day other than the last day of a calendar month, Parking Rent for the month in which the Parking Abatement Period ends shall be prorated based on the number of days after the Parking Abatement Period in such month and the number of days in such month. If a default occurs at any time during the Term, the abated Parking Rent for the Parking Abatement Period will be immediately due and payable.

3.          The Parking Rent shall be payable in accordance with the policies established by Landlord (or its agent) from time to time for payment of Parking Rent in the Garage. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of Tenant’s use of any such parking spaces. Tenant shall have no further rights to (a) any parking permit not taken at the beginning of the original Term or (b) any parking permit taken at the beginning of the original Term and thereafter released by Tenant with Landlord’s consent or terminated by Landlord for failure to pay Parking Rent or to comply with the other terms and conditions for the leasing of such parking permit imposed by Landlord. Upon the termination of this Lease, Tenant’s rights to the parking permits then being leased to Tenant hereunder shall terminate. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, the Lease shall continue in full force and effect, and Tenant’s sole remedy shall be an abatement of Parking Rent for those parking spaces rendered unavailable, which abatement shall continue until such time as said parking spaces, or substitutes therefor, again become available, it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable; provided, however, that Landlord agrees to use reasonable efforts to restore the Garage to the condition immediately preceding such damage as soon as reasonably practicable.

4.           Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord relating to the use of the Garage by contract parking patrons. A condition of any parking shall be compliance by the parking patron with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

RULES AND REGULATIONS

1.         Cars must be parked entirely within the stall lines painted on the floor.

2.         All directional signs and arrows must be observed.

3.          The speed limit shall be 5 miles per hour.

4.         Parking is prohibited:

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One

 (a)       in areas not striped for parking

 (b)       in aisles

 (c)       where “No Parking” signs are posted

 (d)       in cross hatched areas

 (e)       in such other areas as may be designated by Landlord or Landlord’s agent(s).

 (f)       by tenants in Visitor, Delivery, Handicapped (except for handicapped tenants) or other specially designated parking areas

5.      Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6.     Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7.      Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8.      No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

9.     All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

Failure to (a) promptly pay the Parking Rent required hereunder within five (5) business days after the date when due, no notice of any such failure being required, or (b) persistent failure on the part of Tenant or Tenant’s designated parkers to observe the rules and regulations above shall give Landlord the right to terminate Tenant’s right to use the Garage. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises.

Tenant Name: Flex Leasing Power & Service LLC

Building Name: Plaza Tower One